                                                                    EXHIBIT 12.1

                                 COINSTAR, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                          1998            1997            1996           1995           1994
                                     --------------  --------------  --------------  -------------  -------------
EARNINGS:

  Net loss.........................  $  (23,972,872) $  (29,593,362) $  (15,967,335) $  (6,168,715) $  (4,316,450)

ADD BACK FIXED CHARGES:
  Interest expense including
    amortization of deferred
    financing costs................      10,816,858       9,821,619       2,661,374        207,687        297,758
  Assumed interest component of
    rent expense (1)...............         454,594         297,095         120,187         99,843         48,909
                                     --------------  --------------  --------------  -------------  -------------
      Total fixed charges..........      11,271,452      10,118,714       2,781,561        307,530        346,667
                                     --------------  --------------  --------------  -------------  -------------
  Adjusted earnings................  $  (12,701,420) $  (19,474,648) $  (13,185,774) $  (5,861,185) $  (3,969,783)
                                     --------------  --------------  --------------  -------------  -------------
                                     --------------  --------------  --------------  -------------  -------------
  Ratio of earnings to fixed
  charges..........................           (1.13)          (1.92)          (4.74)        (19.06)        (11.45)
                                     --------------  --------------  --------------  -------------  -------------
                                     --------------  --------------  --------------  -------------  -------------
  Deficiency of earnings to fixed
    charges........................  $  (23,972,872) $  (29,593,362) $  (15,967,335) $  (6,168,715) $  (4,316,450)
                                     --------------  --------------  --------------  -------------  -------------
                                     --------------  --------------  --------------  -------------  -------------

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(1) Estimated as one-third of operating lease expenses.